EXHIBIT 23.2

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Amiworld, Inc. on Form SB-2/A, of my report dated August 20, 2007 on the consolidated financial statements of Amiworld, Inc. for the years ended December 31, 2006 and 2005.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.

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RONALD R. CHADWICK, P.C.

Aurora, Colorado

September 27, 2007